EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION



Name:                         Neo Canyon Exploration, L.P.

Address:                      325 North Saint Paul, Suite 4300
                              Dallas, Texas 75201


Designated Filer:             J. Cleo Thompson Petroleum Management, L.L.C.

Issuer & Ticker Symbol        Approach Resources Inc. [AREX]

Date of Event Requiring
  Statement:                  11/14/2007

Relationship of Reporting     10% Owner
  Person(s) to Issuer:

Individual or Joint/Group
  Filing:                     Form Filed by More than One Reporting Person

Signature:                    NEO CANYON EXPLORATION, L.P.

                              By: J. Cleo Thompson Petroleum Management, L.L.C.,
                                       its general partner


                              By: /s/ J. Curtis Henderson, as attorney-in-fact
                                  --------------------------------------------
                                  J. Curtis Henderson, as attorney-in-fact